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                      FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT


           THIS AMENDMENT TO EMPLOYMENT AGREEMENT dated as of March 2, 1999 (the "Amendment"), is made by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and _________ an individual (the "Executive").

                                 W I T N E S S E T H:

           WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of March 2, 1995 which was amended pursuant to the First Amendment thereto dated as of May 1, 1997, and the Second Amendment thereto dated as of August 18, 1998 (the "Employment Agreement"); and

           WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement, and it is to the mutual benefit of the Company and the Executive to amend the Employment Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Company and the Executive hereby amend the Employment Agreement as follows:

     1.    THE AMENDMENTS.

           (a) NAME OF AGREEMENT. The name of the Agreement and all references to the name of the Agreement within the Agreement shall be amended by deleting the name "Employment Agreement" and replacing it with the name "Change of Control Employment Agreement."

           (b) SECTION 4(b)(ii). Section 4(b)(ii) shall be amended by deleting it in its entirety and replacing it with the following:

                 (ii) ANNUAL BONUS. In addition to Base Salary, the Executive shall be paid, for each fiscal year during the Employment Period, an annual bonus in cash at least equal to the greater of (x) the middle target level bonus payable, regardless of whether any specified targets are met, under the Company's incentive compensation plan applicable to the Executive for the Executive's position, on the Effective Date (provided, however, if no middle target level has been set as of the Effective Date, the middle target level set for the fiscal year immediately preceding the Effective date shall be utilized, and (y) the maximum aggregate bonus paid (under the Company's incentive compensation plan applicable to the Executive or otherwise) during any of the five fiscal years immediately preceding the fiscal

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           year in which the Effective Date occurs.  The greater of the amounts described in clauses (x) and (y) of this Section 4(b)(ii) shall hereafter be called the "Annual Bonus."

           (c) SECTION 6(d)(i)B. Section 6(d)(i)B. shall be amended by deleting it in its entirety and replacing it with the following:

                 B. the product of (i) the Annual Bonus or, if higher, an amount equal to the middle target level bonus payable, regardless of whether specified targets are met, under the Company's incentive compensation plan applicable to the Executive for his position on the Date of Termination (as applicable, the "Highest Bonus") and
           (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

           (d) SECTION 6(d)(i)C. Section 6(d)(i)C shall be amended by deleting it in its entirety and replacing it with the following:

                 C.  the product obtained by multiplying 2.99 times the sum of
           (i) the Highest Base Salary and (ii) the Highest Bonus; and

     2. THE AGREEMENT. The term "Agreement" as used in the Change of Control Employment Agreement and in this Amendment shall hereafter mean the Change of Control Employment Agreement as amended by this Amendment. The Employment Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms thereof.

     3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.


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           IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first written above.


                                        FLEMING COMPANIES, INC., an
                                        Oklahoma corporation


                                        By
                                          --------------------------------------
                                          Mark S. Hansen,
                                          Chairman and Chief Executive
                                            Officer

                                                 "COMPANY"




                                        ----------------------------------------
                                                             , an individual
                                        ---------------------


                           "EXECUTIVE"




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